As filed with the Securities and Exchange Commission on April 26 , 2012
Registration No. 333-178631

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AMENDMENT NO.  6 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Comp Services, Inc.
(Exact Name of Registrant in its Charter)

Nevada		45-2972060
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

Comp Services, Inc.
414 S. Almansor St.
Alhambra, CA 91801
www.ComputerBuyout.com
Tel.: (626)-227-1453
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

VCORP SERVICES, LLC
1645 VILLAGE CENTER CIRCLE STE 170
LAS VEGAS NV 89134
Tel.: (888) 528-2677
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.001 par value per share	739,000	$0.05	$36,950.00	$4.23

(1) This Registration Statement covers the resale by our selling shareholders of up to 739,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares for the duration of the offering. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS
Subject to completion, dated April 26 , 2012
Comp Services, Inc.
739,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus. The selling stockholders and any broker-dealers or agents that are involved in selling the shares are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and must sell their shares at a fixed price equal to $.05 per share for the duration of the offering.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.05 per share for the duration of the offering. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The Date of This Prospectus is: April 26 , 2012

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Company,” “we,” “us” and “our” refer to Comp Services, Inc.

Overview

We were incorporated in the State of Nevada on June 17, 2011as Comp Services, Inc. and are based in Alhambra, California. We are a development stage company. We have commenced operations and have generated minimal revenue. We generate revenue through computer consulting services and intends to generate revenue by earning commissions on the sales made through the sites of our affiliates and through the installation services we offer on our website. We have taken certain steps in furtherance of our business plan, including the construction and implementation of our fully functioning website. As part of our business plan, we seek to potentially link advertisers who provide various computer products and gain commission on everything sold based on the advertisers’ products. In addition, we offer installation services of the products offered by the advertisers. Our website, www.computerbuyout.com, features hundreds of high quality computer, electronics, and software products. The Company intends to generate revenue as a percentage of each sale made through its affiliate accounts. To date, we have generated $3,000 in revenue. We generated our initial revenue during January 2012. The revenue generated was for the installation and troubleshooting of computer hardware. There is no assurance that we will continue to generate revenue. We have established affiliate relationships with Google AdSense Publish Program, Amazon , Corel Draw, CompuVest, AVG Technologies, and Roxio. Agreements established with each of our affiliates have been attached hereto as exhibits 10.2 – 10.8.

We do not consider ourselves to be a blank check company and we do not have any plan, arrangement, or understanding to engage in a merger or acquisition with any other entity. Additionally, we have a specific business plan and have moved forward with our business operations. Specifically, while in the development stage, we are proceeding with our business plan by constructing and implementing an automated website. We have taken certain steps in furtherance of this business plan including establishing the website and programming. Our website is fully functioning and is capable of accepting orders from customers. We earn a commission on each sale made through our website.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Where You Can Find Us

Our principal executive office is located at 414 S. Almansor Street, Alhambra, CA 91801 and our telephone number is (626)-227-1453.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account. The selling stockholders and any broker-dealers or agents that are involved in selling the shares are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and must sell their shares at a fixed price equal to $.05 per share for the duration of the offering.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares for the duration of the offering. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary of Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from June 17, 2011 (inception) through January 31, 2012 are derived from our unaudited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

For the Period from Inception through January 31, 2012 (Unaudited)
STATEMENT OF OPERATIONS
Revenues	$3,000
General and Administrative Expenses	$23,132
Total Operating Expenses	$23,132
Net Loss	$20,132

As of January 31, 2012 (Unaudited)
BALANCE SHEET DATA
Cash	$23,692
Total Assets	$23,692
Total Liabilities	$3,834
Stockholders’ Equity	$19,858

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue. Specifically the Company, while in the development stage, is proceeding with its business plan by constructing and implementing our fully functioning website. If we cannot obtain sufficient funding, we may have to delay or cease the implementation of our business strategy.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

·        Develop an effective business plan;
·        Meet customer standards;
·        Attain customer loyalty;
·        Develop and upgrade our service

Our future will depend on our ability to bring our service to the market place, which requires careful planning of providing a portal that meets industry standards without incurring unnecessary cost and expense.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.  IF WE FAIL TO OBTAIN ADDITIONAL CAPITAL WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

The development of our services will require the commitment of substantial resources to implement our business plan. We anticipate incurring minimal expenses equal to $30,000 during the next twelve months to run our business. Such expenses are anticipated for legal, accounting and marketing expenses. Currently we have no plan for additional financing for the next 12 months. Therefore, it is likely that we will need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

OUR PRINCIPAL STOCKHOLDER HAS SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF ALL OTHER STOCKHOLDERS

Our sole officer and director controls approximately 80.2% of our current outstanding shares of voting common stock. He may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may expedite approvals of company decisions, or have the effect of delaying or preventing a change in control or be in the best interests of all our stockholders.

WE MAY ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND OUR FAILURE TO COMPETE EFFECTIVELY MAY ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUE.

We believe that existing and new competitors will continue to improve their services and to introduce new services with competitive price and performance characteristics. We expect that we will be required to continue to invest in upgrading our website to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition. Furthermore, our more established competitors, who provide similar services, currently compete for the same pool of customers as well as compete for prospective advertisers. These competitors may make it difficult to attract customers as well as obtain revenue streams from advertising businesses.

WE MAY ENCOUNTER COMPETITION FROM ALREADY ESTABLISHED WEBSITES FOR WEB TRAFFIC AND RELATED COMMISSIONS.

Customers are able to bypass our site and make purchases directly from our affiliate partners, thereby eliminated any commission we otherwise would have been entitled to. Currently, our business plan includes revenue generation based solely on commissions earned through the sites of our affiliates. The loss of commissions earned through our affiliate partners could have a material adverse effect on our business, financial condition or results of operation.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our Chief Executive Officer (“CEO”) lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF GABRIEL MENDEZ. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS

We are presently dependent to a great extent upon the experience, abilities and continued services of Gabriel Mendez, our President and Chief Executive Officer. We currently have an employment agreement with Mr. Mendez which expires on August 1, 2014. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

WE HAVE ELECTED TO USE THE EXTENDED TRASITION PERIOD FOR COMPLYING WITH NEW OR REVISED ACCOUNTING STANDARDS UNDER SECTION 102(b)(2)(B) OF THE ACT AND THEREFORE OUR FINANCIAL STATEMENTS MAY NOT BE COMPARABLE TO COMPANIES THAT COMPLY WITH PUBLIC COMPANY EFFECTIVE DATES.

We have elected to use the extended trasition period for complying with new or revised accounting standards under section 102(b)(2)(b) of the act allowing us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 510,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are currently quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes quoted in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

Item 4.  Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

Item 5.  Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB upon the effectiveness of this Registration Statement. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6.  Dilution

The common stock to be sold by the selling shareholders are provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7.  Selling Security Holders

The common shares being offered for resale by the selling security holders consist of the 739,000 shares of our common stock held by 36 shareholders. Such shareholders include the holders of the 739,000 shares sold in our private offering pursuant to Regulation D Rule 506 completed in November 2011 at an offering price of $0.05.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  April 26 , 2012 and the number of shares of common stock being offered by the selling stockholders. The selling stockholders and any broker-dealers or agents that are involved in selling the shares are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and must sell their shares at a fixed price equal to $.05 per share for the duration of the offering. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering *
Marc Cunningham	24,800	24,800	0	0%
Tom K. Lee	19,200	19,200	0	0%
Bryan Gomez McKeon	22,400	22,400	0	0%
Derrik Crayton	22,000	22,000	0	0%
Raymond Thornton	24,000	24,000	0	0%
Veronica Peck	20,000	20,000	0	0%
Ryan May	18,000	18,000	0	0%
Paul Reyes	16,000	16,000	0	0%
Brent Gunstream	17,000	17,000	0	0%
Candice Manneback	17,000	17,000	0	0%
Mark Gillen	18,000	18,000	0	0%
Mohammed Roshen	26,000	26,000	0	0%
Oliver Ortiz	14,000	14,000	0	0%
Jesse Sobella	14,000	14,000	0	0%
Gilbert J. Moronez	18,000	18,000	0	0%
Ralph E. Estrada	20,000	20,000	0	0%
Anthony Gellis	20,000	20,000	0	0%
David Praxmarer	20,000	20,000	0	0%
Tony Kassaei	20,000	20,000	0	0%
Nathan Horton	18,000	18,000	0	0%
Michael Hoffman	19,000	19,000	0	0%
Jake Hoggatt	25,800	25,800	0	0%
Michael De Leon	34,400	34,400	0	0%
Carin Leigh Mannebach	20,000	20,000	0	0%
Dustin Helm	20,000	20,000	0	0%
Dennis Boring	20,000	20,000	0	0%
Steve Costa	20,000	20,000	0	0%
Matthew Bermudez	19,000	19,000	0	0%
Jon Courtney	19,400	19,400	0	0%
Talia Maksoudian	19,000	19,000	0	0%
John Hughart	20,000	20,000	0	0%
Emmanuel Giacometti	20,000	20,000	0	0%
Celina Ruaboro	20,000	20,000	0	0%
Winnie Ruaboro	20,000	20,000	0	0%
Luz Felipe	20,000	20,000	0	0%
Kenneth Pullium	34,000	34,000	0	0%

* - Based on 3,739,000 shares outstanding at April 26 , 2012.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Item 8.  Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTCBB. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who are deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

·	ordinary brokers transactions, which may include long or short sales;
·	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading;
·	through direct sales to purchasers or sales effected through agents;
·	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
·	any combination of the foregoing;

The selling stockholders and any broker-dealers or agents that are involved in selling the shares are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and must sell their shares at a fixed price equal to $.05 per share for the duration of the offering.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.05 per share for the duration of the offering. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.00.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9.  Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 510,000,000 shares of capital stock, of which 500,000,000 shares are common stock, $0.001 par value per share, and there are 10,000,000 preferred shares, $0.001 par value per share authorized.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, $0.001 par value per share. Currently we have 3,739,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share.  Currently we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

We have retained Vstock Transfer, LLC as ourtransfer agent.

Item 10. Interests of Named Experts and Counsel

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey. No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Berman & Company, PA to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726, telephone (732) 409-1212 has acted as our legal counsel.

Item 11.  Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

We were incorporated in the State of Nevada on June 17, 2011as Comp Services, Inc. and are based in Alhambra, California. We are a development stage company. We have commenced operations and have generated $3,000 in revenue. We generated our initial revenue in January 2012. We intend to generate revenue by earning commissions on the sales made through the sites of our affiliates and have earned revenue through the computer consulting services we offer on our website . We have taken certain steps in furtherance of our business plan, including the construction and implementation of our fully functioning website. As part of our business plan, we link advertisers who provide various computer products and intend to gain commission on everything sold based on the advertisers’ products. In addition, we offer installation services of the products offered by the advertisers . We intend to advertise in the Los Angeles area to drive sales to our website. Our website, www.computerbuyout.com, features hundreds of high quality computer, electronics, and software products. The company intends to generate revenue as a percentage of sales made through its affiliate accounts. To date, we have generated $3,000 in revenue. We generated our initial revenue during January 2012. The revenue generated was for the installation and troubleshooting of computer hardware . There is no assurance that we will continue to generate any revenue. We also intend to have our CEO offer his services and expertise in implementing software and hardware, IT solutions for small businesses.

Business Strategy and Objectives

We have objectives in order to fulfill our desire to capture market share of the industry that we are entering. These key objectives include:

(1)	To become a competitor in the computer hardware and software online market;
(2)	To sell, on average, 1 item from each of our affiliate sites per day, which will average 30 sales per day;
(3)	To attract and partner with additional affiliate partners so as to reach our full capacity by the end of 2012 fiscal year.

Products and Services

Comp Service, Inc. offers an extensive range of products as outlined in the detailed sections below. It is ultimately the goal of the company to offer a one-stop portal to reach diverse computer hardware and software product websites. ComputerBuyout.com will offer a network of alternate computer products for customers via worldwide-web.

The following are some categories of products the Company intends to market:

•	Desktops: a wide variety of PC's and Apple products, including monitors, keyboards, mice, and speakers.

•	Notebooks: ranging from 10" to 17" with Microsoft Windows or Mac operating systems.

•	Netbooks: These products are currently top selling, extremely light, portable, and user friendly, with fair prices and thousands to choose from.

•	Handhelds & PDA's: products in this category range from cell phones to portable GPS navigation systems.

•	Computer Add-Ons: containing accessory items which need to be installed or plug-n-play products. Some examples of these products are: wireless network cards, webcams, game controllers, and USB drives.

•
Software: includes anything from Operating Systems to Virus protection software. This industry is highly competitive with suppliers having a great deal of power in setting and negotiating the prices of their products and services; however, by having such affiliate partners with the lowest costs on the market, the website will maintain a fair amount of traffic. This is the only way to have an advantage in this industry, with low cost applied aggressively with marketing strategies to gain strong business-to-customer ties.

Market Opportunity

Because Comp Services, Inc. is an online based business, there is a wide range of target markets for our products. We target on-line shoppers. Most U.S. households obtain or own their own computer. Computers and handhelds are fast growing products, and online shopping has become common.

We will advertise the products of our affiliate companies and will earn a commission on each sale made. We expect to further our business plan and generate revenue by combining 30 sub-domain directories, monthly advertisers, and Google AdSense.

Marketing Strategy

We plan to advertise on search engines and various websites with the intention of directing on-line traffic to the ComputerBuyout.com  site. Once at our site, customers can make purchases from any of our affiliate partners including: Amazon Associates Program, Google AdSense Publish Program, Roxio, AVG, Corel Draw, and Compuvest,. We will earn a commission on any sales by our affiliates through the ComputerBuyout.com site. These commission and associates programs will allow www.ComputerBuyout.com to earn a commission on each sale ranging from 5% and up to 25% on certain computer products and software.

Revenue

We intend to generate a commission as a percentage of sales made through our website Computerbuyout.com. Users can access our website directly. In addition, we expect to establish accounts with Google Adsense and an Amazon Store. When the Google Adsense and Amazon Store accounts are linked to our website, every time a user enters our website, Google will display relevant ads to the user and if the user clicks the ad, we intend to get paid a percentage of what Google charges to the advertiser.

Employees

As of April 26 , 2012 , we have no full time employees. Our President and sole officer and director spends approximately 20 hours per week on Company matters.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 414 S. Almansor St., Alhambra, CA 91801. Our telephone number is (626) 227-1453.  Office space is provided by Gabriel Mendez at no cost.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

•
No petition  under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Our sole officer and director has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

•
Our sole officer and director was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or
o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•
Our sole officer and director was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401 paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings , or to be associated with persons engaged in any such activity;

•
Our sole officer and director was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•
Our sole officer and director was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
Our sole officer and director was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or
o
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
Our sole officer and director was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of April 26 , 2012 we have 37 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Comp Services, Inc.
(A Development Stage Company)
Financial Statements
October 31, 2011

CONTENTS

Page(s)
Report of Independent Registered Public Accounting Firm	F-1

Financial Statements:

Balance Sheet – October 31, 2011	F-2

Statement of Operations –
June 17, 2011 (Inception) to October 31, 2011	F-3

Statement of Stockholders’ Equity –
June 17, 2011 (Inception) to October 31, 2011	F-4

Statement of Cash Flows –
June 17, 2011 (Inception) to October 31, 2011	F-5

Notes to Financial Statements	F-6 - F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Comp Services, Inc.

We have audited the accompanying balance sheet of Comp Services, Inc. as of October 31, 2011, and the related statements of operations, stockholders' equity and cash flows from June 17, 2011 (Inception) to October 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Comp Services, Inc. as of October 31, 2011, and the results of its operations and its cash flows from June 17, 2011 (inception) to October 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $5,737 and net cash used in operations of $1,512 for the period ended October 31, 2011. The Company also has a deficit accumulated during the development stage of $5,737 at October 31, 2011. These factors raise substantial doubt about the Company's ability to continue as a going concern, Management's plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
December 6, 2011

551 NW 77th Street Suite 201 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants

Comp Services, Inc.
(A Development Stage Company)
Balance Sheet
October 31, 2011

Assets

Current Assets
Cash	$30,778
Total Current Assets	30,778

Total Assets	$30,778

Liabilities and Stockholder's Equity

Current Liabilities
Accrued expenses	$1,225
Total Current Liabilities	1,225

Stockholder's Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
none issued and outstanding
Common stock, $0.001 par value, 500,000,000 shares authorized;
3,645,000 shares issued and outstanding	3,645
Additional paid-in capital	31,645
Deficit accumulated during the development stage	(5,737)
Total Stockholder's Equity	29,553

Total Liabilities and Stockholder's Equity	$30,778

F-2

Comp Services, Inc.
(A Development Stage Company)
Statement of Operations
June 17, 2011 (Inception) to October 31, 2011

General and administrative expenses	$5,737

Net loss	$(5,737)

Net loss per common share - basic and diluted	$(0.00)

Weighted average number of common shares outstanding
during the period - basic and diluted	3,219,646

F-3

Comp Services, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
June 17, 2011 (Inception) to October 31, 2011

			Additional	Deficit Accumulated	Total
	Common Stock, $0.001 Par Value		Paid In	during	Stockholder's
	Shares	Amount	Capital	Development Stage	Equity

Stock issued for services - related party ($0.001/share) (June 2011)	3,000,000	$3,000	$-	$-	$3,000

Stock issued for cash ($0.05/share) (August 2011)	272,400	272	13,348	-	13,620

Stock issued for cash ($0.05/share) (September 2011)	195,200	195	9,565	-	9,760

Stock issued for cash ($0.05/share) (October 2011)	177,400	177	8,693	-	8,870

Capital contribution - related party			40	-	40

Net loss - from June 17, 2011 (inception) to October 31, 2011	-	-	-	(5,737)	(5,737)

Balance - October 31, 2011	3,645,000	$3,645	$31,645	$(5,737)	$29,553

F-4

Comp Services, Inc.
(A Development Stage Company)
Statement of Cash Flows
June 17, 2011 (Inception) to October 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,737)
Stock issued for services rendered - related party	3,000
Changes in operating assets and liabilities:
Increase in accrued expenses	1,225
Net Cash Used In Operating Activities	(1,512)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	32,250
Capital contribution - related party	40
Net Cash Provided By Financing Activities	32,290

Net increase in cash	30,778

Cash - beginning of period	-

Cash - end of period	$30,778

Supplemental Cash Flow Information:
Cash Paid During the Period for:
Income taxes	$-
Interest	$-

F-5

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2011

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Comp Services, Inc. (the “Company”), was incorporated in the State of Nevada on June 17, 2011.

The Company intends to offer a one-stop portal to enable users to reach diverse computer hardware and software product websites. The Company intends to generate revenue as a percentage of each sale made through its website. The Company has not generated any revenues since inception.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan.

Risks and Uncertainties

The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. There were no cash equivalents at October 31, 2011.

F-6

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2011

Share-Based Payments

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Earnings per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. The Company has no common stock equivalents.

Since the Company reflected a net loss in the reported period, the effect of considering any common stock equivalents, if outstanding, would have been anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

Income Taxes

Provisions for federal and state income taxes are calculated based on reported pre-tax earnings and current tax law.

Significant judgment is required in determining income tax provisions and evaluating tax positions. The Company periodically assesses its liabilities and contingencies for all periods that are currently open to examination or have not been effectively settled based on the most current available information. When it is not more likely than not that a tax position will be sustained, the Company records its best estimate of the resulting tax liability and any applicable interest and penalties in the financial statements.

Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements using statutory rates in effect for the year in which the differences are expected to reverse. The Company presents the tax effects of these deferred tax assets and liabilities separately for each major tax jurisdiction.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that the changes are enacted. The Company records a valuation allowance to reduce deferred tax assets when it is more likely than not that some portion of the asset may not be realized. The Company evaluates its deferred tax assets and liabilities on a periodic basis.

F-7

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2011

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The guidance in ASU 2011-04 changes the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements, including clarification of the FASB's intent about the application of existing fair value and disclosure requirements and changing a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this ASU should be applied prospectively and are effective for interim and annual periods beginning after December 20, 2011. Early adoption by public entities is not permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $5,737 and net cash used in operations of $1,512 for the period ended October 31, 2011.  The Company also has a deficit accumulated during the development stage of $5,737 at October 31, 2011.  In addition, the Company is in the development stage and has not yet generated any revenues. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company has positive working capital at October 31, 2011, the Company expects that its current cash resources as well as expected lack of operating cash flows will not be sufficient to sustain operations for a period greater than one year.

The ability of the Company to continue its operations is dependent on Management's plans, which include continuing to raise equity based financing as well as development of the business plan.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 Income Taxes

The Company recognized deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

F-8

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2011

The Company has net operating loss carryforwards for tax purposes totaling approximately $6,000 at October 31, 2011, expiring through 2031. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

Significant deferred tax assets at October 31, 2011 are approximately as follows:

Gross deferred tax assets:
Net operating loss carryforward	$(2,000)
Total deferred tax assets	2,000
Less: Valuation allowance	(2,000)
Net deferred tax assets recorded	$-

The valuation allowance at June 17, 2011 (inception) was $0. The increase in valuation allowance during the period ended October 31, 2011 was approximately $2,000.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.   Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of October 31, 2011.

The actual tax benefit differs from the expected tax benefit for the period ended October 31, 2011 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes) approximately as follows:

Expected tax expense (benefit) - Federal	$(2,000)
Expected tax expense (benefit) – State	(-)
Change in valuation allowance	2,000
Actual tax expense (benefit)	$-

Note 4 Fair Value of Financial Assets and Liabilities

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:

F-9

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2011

•	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2: Inputs reflect: quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

At October 31, 2011, the Company has no instruments that require disclosure.

Note 5 Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business.

The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 6 Stockholders’ Equity

From June 17, 2011 (inception) to October 31, 2011, the Company issued the following shares for cash and services:

Type	Quantity	Valuation	Value per share
Services – Chief executive officer and founder	3,000,000	$3,000	$0.001
Cash	645,000	32,250	$0.05
Total	3,645,000	$35,250	$0.001 - $0.05

In connection with the stock issued for services, the Company determined fair value based upon the value of the services provided, which was the most readily available evidence.

In August 2011, the Company’s CEO contributed $40.

Note 7 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of October 31, 2011 and December 6, 2011, the date the financial statements were available to be issued, and concluded that the following events or transactions occurring during that period requiring recognition or disclosure are:

During November 2011, the Company sold 94,000 shares of its common stock, at $0.05/share, for $4,700.

F-10

Comp Services, Inc.
(A Development Stage Company)
Financial Statements
January 31, 2012
(Unaudited)

CONTENTS

Page(s)
Balance Sheets – As of January 31, 2012 (unaudited) and October 31, 2011	F-1

Statements of Operations – Three months ended January 31, 2012 and from June 17, 2011 (Inception) to January 31, 2012 (unaudited)	F-2

Statements of Stockholders’ Deficit – from June 17, 2011 (Inception) to January 31, 2012 (unaudited)	F-3

Statements of Cash Flows – Three months ended January 31, 2012 and from June 17, 2011 (Inception) to January 31, 2012 (unaudited)	F-4

Notes to Financial Statements (unaudited)	F-5-9

Comp Services, Inc.
(A Development Stage Company)
Balance Sheets

	January 31, 2012	October 31, 2011
Assets	(Unaudited)

Current Assets
Cash	$23,692	$30,778
Total Current Assets	23,692	30,778

Total Assets	$23,692	$30,778

Liabilities and Stockholders' Equity

Current Liabilities
Accrued liabilities	$3,834	$1,225
Total Current Liabilities	3,834	1,225

Stockholders' Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized;
3,739,000 and 3,645,000 shares issued and outstanding, respectively	3,739	3,645
Additional paid-in capital	36,251	31,645
Deficit accumulated during the development stage	(20,132)	(5,737)
Total Stockholders' Equity	19,858	29,553

Total Liabilities and Stockholders' Equity	$23,692	$30,778

See accompanying notes to financial statements

Comp Services, Inc.
(A Development Stage Company)
Statements of Operations
June 17, 2011 (Inception) to January 31, 2012
(Unaudited)

		June 17, 2011
	Three Months ended	(Inception) to
	January 31, 2012	January 31, 2012

Revenue	$3,000	$3,000

General and administrative expenses	17,395	23,132

Net Loss	$(14,395)	$(20,132)

Net loss per common share - basic and diluted	$(0.00)	$(0.01)

Weighted average number of common shares outstanding
during the period - basic and diluted	3,729,957	3,425,561

See accompanying notes to financial statements

Comp Services, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
June 17, 2011 (Inception) to January 31, 2012
(Unaudited)

			Additional	Deficit	Total
	Common Stock, $0.001 Par Value		Paid In	Accumulated during	Stockholder's
	Shares	Amount	Capital	Development Stage	Equity

Stock issued for services - related party ($0.001/share) (June 2011)	3,000,000	$3,000	$-	$-	$3,000

Stock issued for cash ($0.05/share) (August 2011)	272,400	272	13,348	-	13,620

Stock issued for cash ($0.05/share) (September 2011)	195,200	195	9,565	-	9,760

Stock issued for cash ($0.05/share) (October 2011)	177,400	177	8,693	-	8,870

Capital contribution - related party			40	-	40

Net loss - from June 17, 2011 (inception) to October 31, 2011	-	-	-	(5,737)	(5,737)

Balance - October 31, 2011	3,645,000	3,645	31,645	(5,737)	29,553

Stock issued for cash ($0.05/share) (November 2011)	94,000	94	4,606	-	4,700

Net loss for the period ended January 31, 2012	-	-	-	(14,395)	(14,395)

Balance - January 31, 2012	3,739,000	$3,739	$36,251	$(20,132)	$19,858

See accompanying notes to financial statements

Comp Services, Inc.
(A Development Stage Company)
Statements of Cash Flows
June 17, 2011 (Inception) to January 31, 2012
(Unaudited)

		June 17, 2011
	Three Months ended	(Inception) to
CASH FLOWS FROM OPERATING ACTIVITIES:	January 31, 2012	January 31, 2012
Net loss	$(14,395)	$(20,132)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services - related parties	-	3,000
Changes in operating assets and liabilities:
Increase in accrued liabilities	2,609	3,834
Net Cash Used In Operating Activities	(11,786)	(13,298)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution - related party	-	40
Proceeds from issuance of common stock	4,700	36,950
Net Cash Provided By Financing Activities	4,700	36,990

Net Increase (Decrease) in Cash	(7,086)	23,692

Cash - Beginning of Period	30,778	-

Cash - End of Period	$23,692	$23,692

Supplemental Cash Flow Information:
Cash Paid During the Period for:
Income Taxes	$-	$-
Interest	$-	$-

See accompanying notes to financial statements

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
January 31, 2012
(Unaudited)

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, the rules and regulations of the United States Securities and Exchange Commission for interim financial information.

The financial information as of October 31, 2011, is derived from the audited financial statements presented in the Company’s Annual Report on Form S-1 for the period ended October 31, 2011.  The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form S-1, which contains the audited financial statements and notes thereto, together with the Management’s Discussion and Analysis, for the period ended October 31, 2011.

Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted, pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The interim results for the period ended January 31, 2012, are not necessarily indicative of results for the full fiscal year.

The Company’s fiscal year end is October 31.

Nature of Operations

Comp Services, Inc. (the “Company”), was incorporated in the State of Nevada on June 17, 2011.

The Company operates a website that connects its users to computer hardware and software product websites. The Company intends to generate commission revenue as a percentage of each sale made through its website.

The Company has generated revenue through computer consulting services.

The Company’s fiscal year-end is October 31.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan.

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

●estimated fair value of share based payments; and
●estimated 100% valuation allowance for deferred tax assets

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
January 31, 2012
(Unaudited)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.  The Company had no cash equivalents at January 31, 2012 and October 31, 2011.

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Earnings per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. The Company has no common stock equivalents.

Since the Company reflected a net loss, the effect of considering any common stock equivalents, if outstanding, would have been anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

Revenue recognition

The Company currently recognizes revenue for its computer consulting services when the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the service has been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. The Company does not offer any right of return.

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
January 31, 2012
(Unaudited)

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on the Company’s financial statements.

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $14,395 and net cash used in operations of $11,786 for the period ended January 31, 2012.  The Company also has a deficit accumulated during the development stage of $20,132 at January 31, 2012.  In addition, the Company is in the development stage and has generated minimal revenues. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company has positive working capital at January 31, 2012, the Company expects that its current cash resources as well as expected lack of operating cash flows will not be sufficient to sustain operations for a period greater than one year.

The ability of the Company to continue its operations is dependent on Management's plans, which include continuing to raise equity based financing as well as development of the business plan.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 Fair Value

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
January 31, 2012
(Unaudited)

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The Company's financial instruments consisted primarily of accrued liabilities. The carrying amount of the Company's financial instrument generally approximates its fair value as of January 31, 2012 and October 31, 2011, due to the short-term nature of this instrument.

At January 31, 2012 and October 31, 2011, the Company has no instruments that require additional disclosure.

Note 4 Stockholders’ Equity

From June 17, 2011 (inception) to October 31, 2011, the Company issued the following shares for cash and services:

Type	Quantity	Valuation	Value per share
Services – Chief executive officer and founder	3,000,000	$3,000	$0.001
Cash	645,000	32,250	$0.05
Total	3,645,000	$35,250	$0.001 - $0.05

From November 1, 2011 to January 31, 2012, the Company issued the following shares for cash:

Type	Quantity	Valuation	Value per share
Cash	94,000	$4,700	$0.05

In connection with the stock issued for services, the Company determined fair value based upon the value of the services provided, which was the most readily available evidence.

In August 2011, the Company’s CEO contributed $40 to the Company for general working capital purposes.

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
January 31, 2012
(Unaudited)

Note 5 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date, January 31, 2012 and April 4, 2012, the date the financial statements were available to be issued. No events have been identified that require disclosure, except as already noted.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions

We were incorporated in the State of Nevada on June 17, 2011 as Comp Services, Inc. and are based in, Alhambra California. We are a development stage company. Specifically, while in the development stage, we are proceeding with our business plan by running and improving our fully functioning website. As part of our business plan, we seek to potentially link advertisers who provide various computer products and gain commission on everything sold based on the advertisers’ products. We have begun taking certain steps in furtherance of our business plan by constructing, running and updating our fully functioning website. Our website, www.computerbuyout.com, features hundreds of high quality computer, electronics, and software products. We have commenced operations and have generated minimal revenue. We intend to generate revenue by earning commissions on the sales made through the sites of our affiliates and have generated revenue through the installation services we offer on our website.

To date, we have generated $3,000 in revenue. We generated our initial revenue during January 2012. The revenue generated was for computer consulting services. There is no assurance that we will continue to generate revenue. We have established affiliate relationships with Google AdSense Publish Program, Amazon , Corel Draw, CompuVest, AVG Technologies, and Roxio.

We do not consider ourself to be a blank check company and we do not have any plan, arrangement, or understanding to engage in a merger or acquisition with any other entity. Additionally, we have a specific business plan and have moved forward with our business operations. Specifically, while in the development stage, we are proceeding with our business plan by running and updating an automated website. We have taken certain steps in furtherance of this business plan including establishing the website and programming. Our website is fully functioning and is capable of accepting orders from customers. We earn a commission on each sale made through our website.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Plan of Operation

We offer the computer products of our affiliate partners through our website Computerbuyout.com. We have generated $3,000 in revenue to date through computer consulting services. We generated our initial revenue is January 2012.We intend to focus our marketing to the Los Angeles area, Our website is fully functioning and needs no further updates to process sales. We will focus our efforts over the next twelve months on marketing and negotiating additional agreements with affiliates. We intend to earn a commission based on each product sold through our website. This is all tracked using a tracking system, which is on our current domain. We are not responsible for any logistics including customer service to the delivery of products.

 Our 12 month plan is to market the website which offers an extensive range of products as follows:

•	A wide variety of PC's and Apple products, including monitors, keyboards, and mice for Microsoft Windows or Mac operating systems;

•	Handhelds & PDA's: products in this category include cell phones to portable GPS navigation systems;

•	Computer Add-Ons: containing accessory items requiring installation or plug-n-play products. Some examples of these products include wireless network cards, webcams, game controllers, and USB drives;

•	Software: includes Operating Systems and Virus protection.

It is ultimate goal of the Company to offer a one-stop portal to reach diverse computer hardware and software product websites.

We do not consider ourself to be a blank check company and we do not have any plan, arrangement, or understanding to engage in a merger or acquisition with any other entity. Our website is fully functioning and is capable of accepting orders from customers. We will earn a commission on each sale made through our website.

Results of Operations

For the period from June 17, 2011 (inception) through January 31, 2012, we had $3,000 in revenues related to services. Expenses for the period from June 17, 2011 (inception) through January 31, 2012 totaled $23,132 resulting in a net loss of $20,132.

For the three month period ended January 31, 2012, we had $3,000 in revenue and expenses equal to $17,395, resulting in a net loss of $14,395.

Capital Resources and Liquidity

As of January 31, 2012 we had $23,692 in cash. We received proceeds equal to $36,950 related to the sale of 739,000 common shares of stock through our private offering on June 17, 2011, and revenue equal to $3,000. We paid out $16,298 related to expenses since inception, of which $14,786 related to the three month period ended January  31, 2012, including $4,281 for officer compensation. Our management anticipates utilizing $4,000 of the capital raised for marketing expenses, and approximately $6,000 towards salary expense. We anticipate our legal, auditing, and filing costs to increase as a result of being a public company. We expect our legal, accounting and various filing fees will amount to approximately $20,000 in our first year as a result of being a public company. We anticipate that we will need approximately $30,000 in the first twelve months in order to maintain our day to day operations. We currently have enough cash to absorb such anticipated expenses for the next twelve months. However, investors should be aware of the risk that we may not be able to generate enough revenue to sustain long-term operations. We believe that if we are able to achieve forecasted sales, we will be able to meet our long term and short term cash flow needs. Our estimated average commission is based on a percentage of the average retail sales prices of the products we can earn a commission on. If we are unable to meet our short term or long term cash flow needs, our CEO will contribute the capital needed to maintain operations. There currently is no agreement in place with our CEO that would legally bind our CEO to contribute any additional capital and there is no maximum amount of funds that our CEO has agreed to loan the Company. If we are unable to meet our short term or long term cash flow needs, we may have to delay or cease the implementation of our business strategy.

Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While we believe in the viability of its strategy to generate revenues, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our sole officer and director as of April 26 , 2012. Our Executive officer is elected annually by our Board of Director. Our executive officer holds office until he resigns, is removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Gabriel Mendez	26	President, Chief Financial Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Gabriel Mendez, President, Chief Financial Officer, Secretary, Treasurer and Director, Age 26,
In 2006, Mr. Mendez graduated from the Academy of Art University, San Francisco with Fundamentals of Motion Picture and Television. From 2006 -2008, Mr. Mendez has managed a 7-Eleven franchise where his duties consist of accounting, maintaining inventory, managing employees, and daily operations. From 2008 – 2011, Mr. Mendez acted as a consultant for Focus Micro, a company involved in high-end security CCTV systems and installation.

Mr. Mendez does not have any direct experience in website marketing, development or sales. He has never acted as a promoter of any other company nor has she had a controlling interest in any other company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us for the period from June 17, 2011 (Inception) through January 31, 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Gabriel Mendez, President, Chief Financial Officer,	2011	$1,500**	0	0	0	0	0	$3,000*	$4,500
Treasurer, Secretary, Director

* 3,000,000 shares have been issued to our Chief Executive Officer at par value $0.001 per share for compensation upon formation of the Company.

** Mr. Mendez was paid $500 per month commencing August 1, 2011.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through October 31, 2011.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised since inception through October 31, 2011 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

On August 1, 2011, we entered into an employment agreement with our president and chief executive officer, Gabriel Mendez, which requires that Mr. Mendez be paid a minimum of $500 per month for three (3) years from date of signing. There is currently no limit on the amount of compensation that Mr. Mendez may be awarded. Either employee or the Company has the right to terminate the employment agreement upon thirty (30) days’ notice to the other party. Since Mr. Mendez is the sole officer and director, he exercises sole discretion over the amount he is paid.

We expect our payroll expense to increase as our revenues increase. There is currently no maximum payment limit set to the compensation plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of April 26 , 2012 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Gabriel Mendez	3,000,000	80.24%
414 S. Almansor St. Alhambra, CA 91801

All Executive Officers and Directors as a group (1 person)	3,000,000	80.24%

(1) Based on 3,739,000 shares of common stock outstanding as of April 23, 2012.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Immediately after incorporation of the Company on June 17, 2011, we issued 3,000,000 shares of par value $0.001 shares of common stock, valued at approximately $3,000.00 to Gabriel Mendez for consideration of founder services. The issuance of shares to Mr. Mendez was not made pursuant to a subscription agreement.

Other than the above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Comp Services, Inc.

739,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is April 26 , 2012

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$4.23
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,004.23

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

We were incorporated in the State of Nevada on June 17, 2011 and subsequently issued 3,000,000 shares of common stock to Gabriel Mendez for consideration of founder services. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Mendez had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 17, 2011, the Company commenced a Regulation D Rule 506 offering with a total of 739,000 shares of common stock to 36 investors, at a price per share of $0.05 for an aggregate offering price of $36,950. The Company completed the Regulation D Rule 506 offering on November 9, 2011. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Marc Cunningham	24,800
Tom K. Lee	19,200
Bryan Gomez McKeon	22,400
Derrik Crayton	22,000
Raymond Thornton	24,000
Veronica Peck	20,000
Ryan May	18,000
Paul Reyes	16,000
Brent Gunstream	17,000
Candice Manneback	17,000
Mark Gillen	18,000
Mohammed Roshen	26,000
Oliver Ortiz	14,000
Jesse Sobella	14,000
Gilbert J. Moromez	18,000
Ralph E. Estrada	20,000
Anthony Gellis	20,000
David Praxmarer	20,000
Tony Kassaei	20,000
Nathan Horton	18,000
Michael Hoffman	19,000
Jake Hoggatt	25,800
Michael De Leon	34,400
Carin Leigh Mannebach	20,000
Dustin Helm	20,000
Dennis Boring	20,000
Steve Costa	20,000
Matthew Bermudez	19,000
Jon Courtney	19,400
Talia Maksoudian	19,000
John Hughart	20,000
Emmanuel Giacometti	20,000
Celina Ruaboro	20,000
Winnie Ruaboro	20,000
Luz Felipe	20,000
Kenneth Pullium	34,000

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(A)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(B)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(C)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(D)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Form of Employment Agreement between Comp Services, Inc. and Gabriel Mendez*
10.2	Affiliate Agreement by and between Comp Services, Inc. and Google AdSense Publish Program**
10.3	Affiliate Agreement by and between Comp Services, Inc. and Amazon**
10.4	Affiliate Agreement by and between Comp Services, Inc. and Corel Draw**
10.5	Affiliate Agreement by and between Comp Services, Inc. and CompuVest**
10.6	Affiliate Agreement by and between Comp Services, Inc. and AVG Technologies**
10.7	Affiliate Agreement by and between Comp Services, Inc. and Roxio**
10.8	Form of Subscription Agreement***
23.1	Consent of Berman & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1

* -  Filed as an exhibit to the S-1 Registration Statement filed with the SEC on December 20, 2011 and herein incorporated by reference.

** - Filed as an exhibit to the S-1/A Registration Statement filed with the SEC on January 27, 2012 and herein incorporated by reference.

*** - Filed as an exhibit to the S-1/A Registration Statement filed with the SEC on April 10, 2012 and herein incorporated by reference.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused  this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized. in the City of Alhambra, State of California on April 26 , 2012.

Comp Services, Inc.

/s/ Gabriel Mendez
Name: Gabriel Mendez Position: President, Principal Executive Officer, Principal Financial Officer Principal Accounting Officer, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gabriel Mendez	Chief Executive Officer (Principal	April 26 , 2012
Gabriel Mendez	Executive Officer and Principal Financial Officer) and Director